Exhibit 10.1

Date: February 21, 2007

To: STEM CELL INNOVATIONS, INC.
1812 FRONT STREET
SCOTCH PLAINS NJ 07076
908-663-2150

By fax and email

Attention: Mark Germain

Re: Equity investment and license agreement
    ---------------------------------------

This letter will confirm our understanding concerning (a) the proposed exchange of shares of common stock of Stem Cell Innovations, Inc. ("Stem Cell") for shares of common stock and warrants to purchase common stock of PluriStem Life Systems, Inc. ("PluriStem") and (b) the license by Stem Cell of certain rights of PluriStem Ltd. ("PluriStem Ltd.") in exchange for shares of common stock of Stem Cell (collectively, the "Transaction"). It is contemplated that more complete terms of the Transaction shall be set forth in certain definitive agreements (the "Definitive Agreements"), including without limitation a stock purchase agreement, a license agreement, and a warrant certificate, each containing terms customary for transactions of this type, with a target date for execution of the Definitive Agreements and closing of the Transaction (the "Closing Date") No later then April 10, 2007. It is understood that, although this letter does not contain all of the terms to be set forth in the Definitive Agreements, this letter is intended to be binding on the parties hereto, and that the parties shall negotiate in good faith the terms of and otherwise use reasonable efforts to execute and deliver such Definitive Agreements. The terms of our understanding are as follows:

1. PluriStem shall issue to Stem Cell 66,000,000 shares of PluriStem common stock (the "PluriStem Shares") and a five year non-callable warrant (the "PluriStem Warrant") to buy 66,000,000 shares of PluriStem common stock (the "Underlying PluriStem Shares") at an exercise price of $.03 per share. In exchange, Stem Cell shall issue to PluriStem 27,000,000 shares of Stem Cell common stock (the "Stem Cell Exchange Shares"). Such exchange will be solely an exchange of securities and no cash will transfer.

2. Stem Cell will license from PluriStem Ltd. certain rights (the "Licensed Rights"), in exchange for an upfront license fee of 23,000,000 shares of Stem Cell common stock (the "Stem Cell License Shares" and together with the Stem Cell Exchange Shares, the "Stem Cell Shares") and the milestone payments, royalties and other payments listed below.

If needed Stem Cell will reimburse PluriStem Ltd. for its reasonable out of pocket expenses related to the training of Stem Cell personnel in the use of PLX I product to be used in the Territory (as defined below). Such expenses will include the cost of equipment (i.e. bioreactors), the salaries of employees for their time expended based on an annual FTE rate of $100,000, travel expenses, and other costs if any.

3. The Licensed Rights are as follows:

(a) Exclusive Marketing rights to the PLX I technology for therapeutic applications in Asia (the final list of countries will be set forth in the Definitive Agreements but shall not include Japan) (the "Territory") . For clarity, the PLX I technology as used in this paragraph means the use of mesenchymal cells derived from placenta ("MSCs") and grown in PluriStem Ltd's
3-D microenvironment (including improvements to the microenvironment) for therapeutic indications including bone marrow transplant, stroke and others, but
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not any applications where the cells grown in the 3-D environment are derivative of or downstream of the MSCs. In addition, if Stem Cell, in its sole judgement, determines that it is necessary to manufacture the product in the Territory, Pluristem shall use its best efforts to obtain approval of the Chief Scientist of Israel to transfer such rights. If the Company desires to have the product manufactured outside the Territory for sale in the Territory, Pluristem shall manufacture the product for the Company at a price to be determined in good faith in the definitive agreement.

(b) Rights to use the PLX I technology in Stem Cell's in-vitro screening applications, if any, worldwide. For clarity, the PLXI technology as used in this subparagraph means the use of both MSCs and cells that are derivative of or downstream of MSCs grown in PluriStem Ltd.'s 3-D microenvironment (including improvements); and

(c) Rights to use the 3-D microenvironment technology (including improvements) in conjunction with Stem Cell's PluriCells and cells derived by Stem Cell from its PluriCell technology, including downstream cells, worldwide for in vitro and in vivo uses. For clarity, any cells derived by Stem Cell utilizing the 3-D microenvironment technology (including improvements) will not be used for any hematopoietic applications.

4. With respect to the rights granted in 3(a) above, Stem Cell (directly or through an affiliate or sublicense) will have diligence obligations to move at least one therapeutic application forward to the extent to be agreed in the license agreement and not later than 18 months after comparable steps are taken by PluriStem outside of the Territory and will discuss with PluriStem commencing at least one additional clinical trial for another indication not later than 24 months after a similar is taken by PluriStem outside of Asia. PluriStem Ltd. and Stem Cell will each make available to the other all relevant pre-clinical and clinical data, and otherwise cooperate in the clinical and regulatory process. Pluristem Ltd. will have the free exclusive right to use the data and results of Stem Cell's therapeutic applications in Asia using PLX I technology in the rest of the world, and likewise Stem Cell will have the free exclusive right to use the data and results of PluriStem Ltd's therapeutic applications granted in 3(a) outside of Asia for use in Asia. In the event Stem Cell does not timely meet its diligence obligations as a result of inaction (rather than scientific, clinical, regulatory or similar issues), PluriStem Ltd may elect to reclaim the rights to those applications with respect to which the diligence requirements have not been met.

5. With respect to the rights granted in 3(a) above, PluriStem Ltd will be entitled to receive the following milestone payments and royalties per IND:

(a) Upon the first treatment of a subject in a Phase I trial in the Territory: $ 50,000

(b) Upon the first treatment of a subject in a Phase II trial in the Territory:
$ 150,000

(c) Upon the first treatment of a subject in a Phase III trial in the Territory:
$ 500,000

(d) Upon the first filing of a New Drug Application (NDA) (or equivalent): $ 1,000,000

(e) Upon the first approval for an NDA indication in the Territory: $ 3,000,000

(f ) Upon each additional approval for a new NDA indication in the Territory $ 1,500,000 Each of the clinical milestones set forth above will be payable only once per product upon the initial achievement of such milestone (i.e. if a clinical trial is repeated the milestone would be due only with respect to the first time the trial is conducted). In the event a development milestone is skipped due to more rapid advancement than anticipated by the above schedule, the skipped milestone payment will be due in conjunction with the payment that is due at the next applicable milestone event.
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(g) With respect to net sales by Stem Cell or an affiliate in the territory royalties of:

  4% with respect to annual net sales of between $1 and $250 MM;
  5% with respect to annual net sales of between $250 MM and $500 MM; 6% with respect to annual net sales of between $500 MM and $1B; and 8% with respect to annual sales in excess of $1B.

6. With respect to the rights granted in 3(b) above, PluriStem Ltd. will be entitled to receive royalties on sales by Stem Cell or its affiliates of 4%, and with respect to the rights granted in 3(c) above royalties on sales by Stem Cell or its affiliates of 2%.

7. All royalties will be subject to reduction in the event third party technology is incorporated in a product that requires the payment of a royalty or similar payment. The reduction will equal 50% of the third party payment but the royalty will not be reduced below 50% of its stated rate.

8. Stem Cell will have the right to sublicense its rights. In the event of a sublicense to a non-affiliate PluriStem Ltd. will receive 40% of any upfront license fee, whether in cash or other form of consideration, received by Stem Cell from the sublicensee with respect to the rights, including any equity received by Stem Cell as a founder of a non-affiliated partially owned subsidiary (it being understood that Stem Cell anticipates transferring rights to other technology to such a subsidiary and agreed that the allocable value between the two technologies will be deemed to be equal)and, in lieu of the royalties and milestones set forth above, if the sublicense is entered into before the first subject is treated for an indication, 40% of the royalties and milestones received by Stem Cell from the sublicensee, and if after the first subject is treated 30% of the royalties and milestones received by Stem Cell from the sublicensee.

9. Stem Cell and PluriStem Ltd. acknowledge that a further collaboration exploring the combination of Stem Cell's PluriCells (and cells derivative thereof) with PluriStem's PLXI technology, including the MSCs and cells derivative thereof, may be in the interest of both companies, and without any binding effect, agree discuss the scope and terms of such a collaboration in reasonable due course.

10. PluriStem and Pluristem Ltd represents and warrants to Stem Cell as of the date hereof, and PluriStem and Pluristem Ltd shall represent and warrant in the Definitive Agreements as of the Closing Date, as follows:

(a) PluriStem is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.
PluriStem Ltd. is a corporation duly organized, validly existing, and in good standing under the laws of Israel, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.


(b) PluriStem and Pluristem Ltd. has all requisite right, power and authority to execute and deliver this letter agreement and the Definitive Agreements, to grant the license for the Licensed Rights, and to perform its obligations hereunder and under the Definitive Agreements, to do so will not violate or conflict with any material term or provision of any agreement, instrument, statute, rule, regulation, order, or decree to which PluriStem and Pluristem Ltd is a party or by which PluriStem and Pluristem Ltd is bound, and PluriStem and Pluristem Ltd is not aware of any adverse claims with respect to the Licensed
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                                     - 4 -

Rights. All necessary corporate proceedings of PluriStem and Pluristem Ltd have been duly taken to authorize the execution, delivery, and performance of this letter agreement and the Definitive Agreements by PluriStem and Pluristem Ltd and this letter agreement has been, and on the Closing Date the Definitive Agreements will be, duly executed and delivered by PluriStem and Pluristem Ltd. This letter agreement constitutes, and on the Closing Date the Definitive Agreements will constitute, the legal, valid, and binding obligation of PluriStem and Pluristem Ltd enforceable as to PluriStem and Pluristem Ltd in accordance with their respective terms.

(c) The PluriStem Shares have been reserved for issuance and, when issued and delivered on the Closing Date, will be validly authorized, validly issued, fully paid, and nonassessable. Stem Cell will receive good title to the PluriStem Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than (i) those imposed by Stem Cell or other person receiving the same, (ii) restrictions on transfer under applicable securities laws, and (iii) as provided herein.

(d) All Underlying PluriStem Shares have been reserved for issuance and, when issued and delivered on exercise of the PluriStem Warrants and payment therefor in accordance with the PluriStem Warrants, will be validly authorized, validly issued, fully paid, and nonassessable. Each person receiving Underlying PluriStem Shares upon exercise of the PluriStem Warrants in accordance with their terms will receive will receive good title to such shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than (i) those imposed by Stem Cell or other person receiving the same, (ii) restrictions on transfer under applicable securities laws, and (iii) as provided in the warrant certificate.

(e) PluriStem is acquiring the Stem Cell Shares for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. PluriStem understands that it may not sell or otherwise dispose of the Stem Cell Shares in the absence of either a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from the registration provisions of the Securities Act, and the certificate or certificates representing the Stem Cell Shares may contain a legend to the foregoing effect.

11. Stem Cell represents and warrants to PluriStem and Pluristem Ltd as of the date hereof, and Stem Cell shall represent and warrant in the Definitive Agreements as of the Closing Date, as follows:

(a) Stem Cell is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

(b) Stem Cell has all requisite power and authority to execute, deliver, and perform this letter agreement and the Definitive Agreements and to grant the license. All necessary corporate proceedings of Stem Cell have been duly taken to authorize the execution, delivery, and performance of this letter agreement and the Definitive Agreements by Stem Cell and this letter agreement has been, and on the Closing Date the Definitive Agreements will be, duly executed and delivered by Stem Cell. This letter agreement constitutes, and on the Closing Date the Definitive Agreements will constitute, the legal, valid, and binding obligation of Stem Cell enforceable as to Stem Cell in accordance with their respective terms.

(c) The Stem Cell Shares have been reserved for issuance and, when issued and delivered on the Closing Date, will be validly authorized, validly issued, fully paid, and nonassessable. PluriStem and Pluristem Ltd will receive good title to the Stem Cell Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than
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                                     - 5 -

(i) those imposed by PluriStem or other person receiving the same, (ii) restrictions on transfer under applicable securities laws, and (iii) as provided herein.

(d) Stem Cell is acquiring the PluriStem Shares, PluriStem Warrants and, upon exercise of the PluriStem Warrants in accordance with their terms, the Underlying PluriStem Shares (the "PluriStem Securities"), for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Stem Cell understands that it may not sell or otherwise dispose of the PluriStem Securities in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act, and the certificate or certificates representing the PluriStem Securities may contain a legend to the foregoing effect.

12. PluriStem will indemnify and hold harmless Stem Cell and its directors, officers, agents and employees from and against all claims, suits, and damages whatsoever arising from or in connection with the breach or alleged breach by PluriStem of any covenant, representation or warranty under this letter agreement or any of the Definitive Agreements or the use by Stem Cell of the Licensed Rights.
Stem Cell will indemnify and hold harmless PluriStem , Pluristem Ltd and its directors, officers, agents and employees from and against all claims, suits, and damages whatsoever arising from or in connection with the breach or alleged breach by Stem Cell of any covenant, representation or warranty under this letter agreement or any of the Definitive Agreements.

13. Each party will co-ordinate with the other as to press releases and disclosure of the terms of this agreement.

Following your signature, the parties will cause their respective officers, employees, attorneys, agents, accountants, and other representatives working on the Transaction to cooperate with each other with respect to the Transaction until the Transaction is consummated.

Each party shall insure that all confidential information which such party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party, any affiliate of the other party, or any customer or supplier of such other party or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available. Each party shall, and shall cause all of such other persons and entities who received confidential data from it to, deliver to the other party all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at such time as negotiations with respect to the Transaction are terminated before the parties enter into any formal agreement as contemplated by this letter of intent.

This letter may not be assigned by either of the parties hereto. Neither party shall be responsible for any of the other's expenses in connection with the negotiations, documents, or transactions contemplated hereby.

This letter may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.
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This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.


                                             PluriStem Ltd

                                             By: /s/ ZAMI ABERMAN
                                                 -------------------------------
                                                 Zami Aberman, Chairman



                                             PluriStem Life Systems, Inc.

                                             By: /s/ ZAMI ABERMAN
                                                 -------------------------------
                                                 Zami Aberman, Chairman

Terms accepted and agreed this 21st day of February, 2007.

Stem Cell Innovations, Inc.

By: /s/ DR. JAMES H. KELLY
    ---------------------------------
    Name:  Dr. James H. Kelly
    Title: Chief Executive Officer